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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-22845-99, 333-22823-99, 333-52755-99, 333-33756-99 and 333-63154), Form S-4 Registration No.
333-34162-99, Form S-3 (Registration Nos. 333-33432-99 and 333-32668-99) and
Form S-1 Registration No. 333-20357-99 of Pegasus Communications Corporation and its subsidiaries of our report dated February 13, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 1, 2002